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                                   WERKSMANS
                                   ---------
                                   ATTORNEYS



                           SECOND DEED OF AMENDMENT


                                      TO


                   THE SAPPI LIMITED SHARE INCENTIVE SCHEME


                                    BETWEEN


                                 SAPPI LIMITED


                                      AND


                              DAVID CHARLES BRINK


                                      AND


                              THOMAS LOUW DE BEER


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TABLE OF CONTENTS

1 INTRODUCTION.........................................................2

2 AMENDMENT............................................................2

3 GENERAL..............................................................3









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SECOND DEED OF AMENDMENT



to



THE SAPPI LIMITED SHARE INCENTIVE SCHEME

("scheme")



between



SAPPI LIMITED

(Registration No 05/08963/06)

("company")

of the first part



and



DAVID CHARLES BRINK



and



THOMAS LOUW DE BEER

(in their capacities as trustees of The Sappi Limited Share Incentive Trust)

("trustees")

of the second part

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I       INTRODUCTION

1.1 On 5 March 1997, the trust deed ("deed") constituting the scheme was adopted by the company.

1.2 The deed was amended by way of a deed of amendment dated 19 January 1998. The deed as amended by such amendment is referred to hereinafter as the "amended deed".

1.3 Clause 30 of the amended deed provides that it shall be competent for the board of directors of the company ("board") and the trustees to amend the scheme subject to the prior approval of the Johannesburg Stock Exchange ("JSE") and of any other competent authority; provided that amendments affecting certain matters shall not be competent unless sanctioned by the company in general meeting.

1.4 The board and the trustees have agreed to amend the amended deed in the manner set out below.

1.5     It is recorded that -

1.5.1 this deed of amendment requires the sanction of the company in general meeting; and

1.5.2   this deed of amendment has, or will shortly, be approved by the JSE.


2       AMENDMENT

        The amended deed is hereby amended, with effect from 3 December 1999, by the substitution of the -

2.1     word "tenth" where it appears in each of clauses 1.1.14, 11.2 and
        20.2.6 thereof with the word "eighth";

2.2 word "ten" where it appears in each of clauses 1.1.15 and 20.2.4 thereof with the word "eight";

2.3 words "be a multiple of 100 not exceeding 10,000,000 shares; provided that the said number shall be increased or reduced in direct proportion to the increase or reduction in the number of ordinary shares in the company's issued share capital arising from any conversion, redemption, consolidation, sub-division, issue for cash, vendor placing, rights or capitalisation issue of shares in the capital of the company" in clause 8.2 thereof with the words "not exceed 7.5% of the company's entire issued ordinary share capital from time to time".

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3       GENERAL

3.1 Unless the context clearly indicates a contrary intention, words and expressions in the amended deed shall bear the same meanings in this deed of amendment.

3.2 Save for the amendments in 2, the provisions of the amended deed shall remain unaltered and in full force and effect.

3.3 If there is any conflict between the provisions of the amended deed and this deed of amendment, the provisions of this deed of amendment shall prevail.


Signed at          Johannesburg     on    2nd March 2000

                                    for SAPPI LIMITED



                                          /s/ Donald Gert Wilson       Director
                                          -------------------------------------
                                          who warrants that he is duly
                                          authorised hereto


Signed at         Johannesburg      on    9th March 2000


                                          /s/ David Charles Brink
                                          -------------------------------------
                                          David Charles Brink


Signed at         Johannesburg            9th March 2000

                                          /s/ Thomas Louw De Beer
                                          -------------------------------------
                                          Thomas Louw De Beer